Exhibit 4.1

48NORTH CANNABIS CORP.
and
HEXO CORP.
and
TILRAY BRANDS, INC.
and
COMPUTERSHARE TRUST COMPANY OF CANADA

SECOND SUPPLEMENTAL WARRANT INDENTURE
Supplementing the Warrant Indenture Dated as of April 2, 2019

SECOND SUPPLEMENTAL WARRANT INDENTURE
THIS SECOND SUPPLEMENTAL WARRANT INDENTURE made as of the 22nd day of June, 2023.
AMONG:
48NORTH CANNABIS CORP., a company existing under the laws of Canada
(“48North”)
- and -
HEXO CORP., a company existing under the laws of the Province of Ontario
(“HEXO”)
- and -
TILRAY BRANDS, INC., a corporation existing under the laws of the State of Delaware
(“Tilray”)
- and -
COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada
(the “Warrant Agent”)
WHEREAS, 48North entered into a warrant indenture dated as of April 2, 2019 with the Warrant Agent, as amended by the First Supplemental Indenture (the “Indenture”) providing for the issue of up to 10,569,880 common share purchase warrants of 48North (the “Warrants”), with each whole Warrant exercisable to acquire one (1) common share of 48North (each, a “48North Share”) at an exercise price of C$1.72 per 48North Share at any time prior to 5:00 p.m. (Toronto time) on April 2, 2024;
AND WHEREAS on September 1, 2021, 48North, HEXO and the Warrant Agent entered into a supplemental warrant indenture (the “First Supplemental Warrant Indenture”) providing that upon exercise of the Warrants, a holder is entitled to receive, and shall accept in lieu of each 48North Share to which such holder was previously entitled upon exercise, 0.02366 of a common share in the capital of HEXO (each, a “HEXO Share”);
AND WHEREAS, effective as of 12:01 a.m. on June 22, 2023 (the “Arrangement Effective Date”), Tilray acquired all of the issued and outstanding HEXO Shares pursuant to a statutory plan of arrangement under the Business Corporations Act (Ontario) (the “Plan of Arrangement”), pursuant to which the holders of HEXO Shares received 0.4352 of a share of common stock in the capital of Tilray (each whole share, a “Common Share”) for each HEXO Share held (the “Tilray Share Consideration”), subject to and in accordance with the Plan of Arrangement;
AND WHEREAS, the Plan of Arrangement constitutes a capital reorganization pursuant to the provisions of the Indenture (and in particular, Section 4.1(d) of the Indenture) such that, following the Arrangement Effective Date, upon exercise of the Warrants, a holder is entitled to receive, and shall accept in lieu of each HEXO Share to which such holder was previously entitled upon exercise, the Tilray Share Consideration;
AND WHEREAS, the provisions of the Indenture (and in particular Section 4.1(d) and Article 8 of the Indenture) provide that, upon the happening of a capital reorganization, a supplemental indenture setting forth the adjustments required as a result of the capital reorganization shall be entered into pursuant to the provisions of the Indenture;

AND WHEREAS, the parties hereto are therefore desirous of executing and delivering this second supplemental warrant indenture (this “Second Supplemental Warrant Indenture”), which is a supplemental warrant indenture for the purposes of the Indenture;
AND WHEREAS Tilray has agreed to execute and deliver this Second Supplemental Warrant Indenture to, among other things, evidence its agreement to assume the Warrants and to deliver, upon valid exercise by a holder of the Warrants, the Tilray Share Consideration;
AND WHEREAS the foregoing recitals are made as representations of 48North, Tilray and HEXO, and not by the Warrant Agent.
NOW THEREFORE, THIS SECOND SUPPLEMENTAL WARRANT INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, agreed and declared as follows:
ARTICLE 1
INTERPRETATION
1.1	To Be Read With Indenture

This Second Supplemental Warrant Indenture is supplemental to the Indenture and the Indenture shall henceforth be read in conjunction with this Second Supplemental Warrant Indenture and all provisions of the Indenture, except only insofar as the same may be inconsistent with the express provisions hereof, shall apply and have the same effect as if all the provisions of the Indenture and of this Second Supplemental Warrant Indenture were contained in one instrument. Except as specifically amended by this Second Supplemental Warrant Indenture, all other terms and conditions of the Indenture shall remain in full force and unchanged.
On and after the date hereof, each reference to the Indenture, as amended by this Second Supplemental Warrant Indenture, “this Warrant Indenture”, “this Indenture”, “herein”, “hereby”, and similar references, and each reference to the Indenture in any other agreement, certificate, document or instrument relating thereto, shall mean and refer to the Indenture as amended hereby.
1.2	Definitions

All terms which are defined in the Indenture and are used but not defined in this Second Supplemental Warrant Indenture shall have the meanings ascribed to them in the Indenture as such meanings may be amended or supplemented with respect to the Warrants by this Second Supplemental Warrant Indenture. In the event of any inconsistency between the meaning given to a term in the Indenture and the meaning given to the same term in this Second Supplemental Warrant Indenture, the meaning given to the term in this Second Supplemental Warrant Indenture shall prevail to the extent of the inconsistency.
1.3	Headings, etc.

The division of this Second Supplemental Warrant Indenture into articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless the context otherwise requires, “this Second Supplemental Warrant Indenture”, “hereto”, “hereby”, “hereunder”, “hereof”, “herein” and similar expressions refer to this Second Supplemental Warrant Indenture and not to any particular article, section, subsection, paragraph or other portion hereof, and include any and every instrument which amends this Second Supplemental Warrant Indenture or is supplemental or ancillary hereto or in implementation hereof.

ARTICLE 2
AMENDMENTS TO INDENTURE
2.1	Exchange Basis

Each of 48North, HEXO, Tilray and the Warrant Agent hereby acknowledge and agree that, as and from the date hereof, in accordance with the terms of the Indenture and as a result of the Plan of Arrangement, any Warrantholder who exercises that holder’s right to receive HEXO Shares pursuant to the Warrant(s) shall be entitled to receive, and shall accept in lieu of the number of HEXO Shares to which such holder was previously entitled upon such exercise and for the same consideration, the Tilray Share Consideration, subject to adjustment in accordance with the terms of the Indenture (for greater certainty, following the Arrangement Effective Date, each Warrant will become exercisable for 0.00073549 of a Common Share). Tilray hereby covenants, acknowledges and agrees that, as and from the Arrangement Effective Date, Tilray shall make available or cause to be made available the Common Shares in accordance with and subject to the terms of the Indenture and this Supplemental Warrant Indenture.
2.2	Express Assumption of Rights, Duties and Obligations

(a)
Tilray covenants, acknowledges and agrees that, as and from the date hereof, it is bound by the provisions of the Indenture and shall cause HEXO or 48North, as the case may be, to comply with all covenants and obligations contained in the Indenture to be performed by HEXO or 48North, as the case may be.

(b)
Each of 48North, Tilray and HEXO agree to do, execute and deliver all such further acts, instruments and documents as may be necessary to give effect to the transfer, assignment and assumption herein provided for.

(c)
HEXO covenants, acknowledges and agrees to promptly remit to Tilray the Exercise Price per Warrant validly exercised upon receipt of payment thereof (or, alternatively in lieu thereof at Tilray’s direction, to cause the Exercise Price per Warrant payable upon the valid exercise thereof to be paid or made payable directly to Tilray).

(d)
Notwithstanding any of the foregoing, the resignation, discharge, appointment, transfers, assignments and other agreements provided for herein will not be effective unless this Second Supplemental Warrant Indenture has been executed by all of the parties hereto, whether upon the original instrument, by facsimile or in counterparts, or any combination thereof, and unless all preconditions to such resignation, discharge, appointment, transfers, assignments and other agreements as may be set forth in the Indenture have been fulfilled.

(e)
Notwithstanding anything in the Indenture, 48North, HEXO, Tilray and the Warrant Agent hereby confirm that no Warrants shall be issued following the Arrangement Effective Date without the prior written consent of Tilray.

2.3	Specific Amendments

Effective as of the Arrangement Effective Date, the following specific amendments are made to the following provisions of the Indenture:
(a)	The following recital of the Indenture is hereby deleted in its entirety:

“Each Warrant entitles the holder thereof to purchase, subject to acceleration and adjustment in certain events, 0.02366 of a Common Share (as defined below) at a price equal to the Exercise Price (as defined below) at any time prior to 5:00 p.m. (Toronto time) on April 2, 2024;”
and replaced with the following:
“Each Warrant entitles the holder thereof to purchase, subject to acceleration and adjustment in certain events, 0.00073549 of a Common Share (as defined below) at a price equal to the Exercise Price (as defined below) at any time prior to 5:00 p.m. (Toronto time) on April 2, 2024;”

(b)	Section 1.1 of the Indenture is amended by:

(1)	Adding the following definition of “Arrangement Effective Date”: “Arrangement Effective Date” means June 22, 2023.

(2)	Deleting the definition of “Common Shares” and replacing it with the following:

“Common Shares” means, subject to Article 4, fully paid and non-assessable shares of common stock in the capital of Tilray Brands, Inc. as presently constituted.
(3)	Deleting the definition of “Exercise Price” and replacing it with the following:

“Exercise Price” at any time means the price at which 0.00073549 of a Common Share may be purchased by the exercise of a whole Warrant, which at the Arrangement Effective Date is $1.72, payable in immediately available Canadian funds, subject to adjustment in accordance with the provisions of Article 4 hereof.
(4)	Adding the following definition of “Plan of Arrangement”:

“Plan of Arrangement” means the plan of arrangement attached hereto as Schedule “D”, as amended, modified or supplemented from time to time in accordance with the terms thereof.
(5)	Adding the following definition of “Tilray”:

“Tilray” means Tilray Brands, Inc., a company existing under the laws of Delaware.
(6)	Adding the following definition of “Tilray’s Transfer Agent”:

“Tilray’s Transfer Agent” means Pacific Stock Transfer Company and Odyssey Trust Company.
(7)	Deleting the definition of “Warrants” and replacing it with the following:

“Warrants” means the Common Share purchase warrants created by and authorized by and issuable under this Indenture, each to be issued and Authenticated hereunder as a Certificated Warrant or Uncertificated Warrant, with each Warrant entitling the holder thereof to purchase 0.00073549 of a Common Share (subject to adjustment as herein provided) per Warrant at the Exercise Price prior to the Expiry Time; and
(d)	Section 2.2(1) of the Indenture is deleted and replaced with the following:

Subject to the applicable conditions for exercise set out in Article 3 having been satisfied and subject to adjustment in accordance with Article 4, each Warrant shall entitle each Warrantholder thereof, upon exercise at any time after the Issue Date and prior to the Expiry Time, to acquire 0.00073549 of a Common Share upon payment of the Exercise Price in cash (being an effective Exercise Price of $2,338.58 per Common Share).
(e)	Section 2.2(2) of the Indenture is deleted and replaced with the following:

No fractional Warrants shall be issued or otherwise provided for hereunder and Warrants may only be exercised in a sufficient number to acquire whole numbers of Common Shares. Any fractional Common Shares that Tilray may otherwise be required to issue upon exercise of Warrants pursuant to Section 3.1 shall be rounded down to the nearest whole number and no consideration shall be paid for any such fractional Common Shares. Any fractional Warrants shall be rounded down to the nearest whole number and no consideration shall be paid for any such fractional Warrant.

(f)	Section 2.2(5) of the Indenture is deleted and replaced with the following:

If, at any time prior to the Expiry Date, the volume weighted average trading price of the Common Shares on the TSX equals or exceeds $4,486.82 per Common Share for 10 consecutive Trading Days, the Corporation may, within 10 days of the occurrence of such event, deliver written notice to the holders of Warrants and to the Warrant Agent, supplemented by way of a press release issued by the Corporation, accelerating the Expiry Date to the date that is 30 days following the date of such notice (the “Accelerated Expiry Date”). Any unexercised Warrants shall automatically expire at the end of the Accelerated Expiry Date.
(g)	Section 2.3 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as the case may be”.

(h)	Section 2.9(2) of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as the case may be”.

(i)	Section 2.12(3) of the Indenture is deleted and replaced with the following:

Subject to the provisions of this Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants, and the issue of Common Shares by Tilray upon the exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation, HEXO, Tilray and the Warrant Agent with respect to such Warrants and none of the Corporation, HEXO, Tilray and the Warrant Agent shall be bound to inquire into the title of any such holder.
(j)	Section 3.1 of the Indenture is deleted and replaced with the following:

Subject to the provisions hereof, each Registered Warrantholder may exercise the right conferred on such holder to subscribe for and purchase 0.00073549 of a Common Share for each Warrant after the Arrangement Effective Date and prior to the Expiry Time, subject to adjustment and acceleration, and in accordance with the conditions herein.
(k)	Section 3.2(4) of the Indenture is deleted and replaced with the following:

A beneficial holder of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the aggregate Exercise Price, the Depository shall deliver to the Warrant Agent and Tilray’s Transfer Agent confirmation of its intention to exercise Warrants (“Confirmation”) in a manner acceptable to the Warrant Agent and Tilray’s Transfer Agent, including by electronic means through the book entry registration system. An electronic exercise of the Warrants initiated by the Book Entry Only Participant through a book based registration system, including CDSX, shall constitute a representation to the Corporation, HEXO, Tilray, Tilray’s Transfer Agent and the Warrant Agent that the beneficial owner at the time of exercise of such Warrants: (i)(A) is not in the United States; (B) is not a U.S. Person and is not exercising such Warrants on behalf of a U.S. Person or a person in the United States; (C) did not acquire the Warrants in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (D) did not receive an offer to exercise the Warrants in the United States; (E) did not execute or deliver the notice of the owner’s intention to exercise such Warrants in the United States; and (F) has, in all other respects, complied with the terms of Regulation S under the U.S. Securities Act in connection with such exercise, or (ii) is a U.S. Purchaser exercising the Warrants for its own account and not for the benefit of any other person, and that the representations and warranties made by the U.S. Purchaser in the U.S. subscription letter delivered to the Corporation at the time of the original issuance of the Warrants remain true and correct. If the Book Entry Only Participant is not able to make or deliver the foregoing representation by initiating the electronic exercise of the Warrants, then (a) such Warrants shall be withdrawn from the book based registration system, including CDSX, by the Book Entry Only Participant; (b) an individually registered Warrant Certificate shall be issued by the Warrant Agent to such beneficial holder of the Uncertificated Warrants or Book Entry Only Participant and (c) the exercise procedures set forth in Section 3.2(1) shall be followed.

(l)	Section 3.2(5) of the Indenture is deleted and replaced with the following:

Payment representing the aggregate Exercise Price must be provided to the appropriate office of the Book Entry Only Participant in a manner acceptable to it. A notice in form acceptable to the Book Entry Only Participant and payment from such beneficial holder should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Warrant Agent prior to the Expiry Time. The Depository will initiate the exercise by way of the Confirmation and forward the Exercise Price electronically to the Warrant Agent, and Tilray’s Transfer Agent will execute the exercise by issuing to the Depository through the book entry registration system the Common Shares to which the exercising Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Book Entry Only Participant exercising the Warrants on its behalf.
(m)	Section 3.2(7) of the Indenture is deleted and replaced with the following:

Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book Entry Only Participant to exercise or to give effect to the settlement thereof in accordance with the Warrantholder’s instructions will not give rise to any obligations or liability on the part of the Corporation, HEXO, Tilray, Tilray’s Transfer Agent or Warrant Agent to the Book Entry Only Participant or the Warrantholder.
(n)	Section 3.3(3) of the Indenture is deleted and replaced with the following:

Common Shares issued upon the exercise of any Certificated Warrant which bears the legend set forth in Section 2.8(1), other than an exercise pursuant to Box A of the Exercise Notice attached as Schedule “B” hereto, shall be issued in certificated form and, upon such issuance, shall bear the following legend (the “U.S. Common Share Legend”):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF TILRAY BRANDS, INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (C)(1) OR (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AND THE TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that, if any such securities are being sold in accordance with the requirements of Rule 904 of Regulation S, and in compliance with local laws and regulations, the legend set forth above may be removed by the transferor providing an executed declaration to Tilray’s Transfer Agent and Tilray in the form set forth in Schedule “C” hereto (or as Tilray may prescribe from time to time);
notwithstanding the foregoing, the Tilray’s Transfer Agent may impose additional requirements for the removal of legends from securities sold in accordance with Rule 904 of Regulation S in the future; and
provided, further, that, if any such securities are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, or in another transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, the legend may be removed by delivery to Tilray and Tilray’s Transfer Agent of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to Tilray and Tilray’s Transfer Agent, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.
(o)	Section 3.3(4) of the Indenture is amended so that the references to “the Corporation” therein refer to “Tilray”.

(p)	Section 3.4 of the Indenture is deleted and replaced with the following:

If any of the Common Shares subscribed for are to be issued to a person or persons other than the Registered Warrantholder, the Registered Warrantholder shall execute the form of transfer and will comply with such reasonable requirements as the Warrant Agent may stipulate and will pay to the Corporation or the Warrant Agent on behalf of the Corporation all applicable transfer or similar taxes and Tilray will not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation or the Warrant Agent on behalf of the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation and the Warrant Agent that such tax has been paid or that no tax is due.
(q)	Section 3.7(2) of the Indenture is deleted and replaced with the following:

Notwithstanding anything herein contained including any adjustment provided for in Article 4 hereof, Tilray shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares. Warrants may only be exercised in a sufficient number to acquire whole numbers of Common Shares. Any fractional Common Shares that Tilray may otherwise be required to issue upon exercise of Warrants pursuant to Section 3.1 shall be rounded down to the nearest whole number and the holder of such Warrants shall not be entitled to any compensation in respect of any fractional Common Shares which is not issued.

(r)	Section 3.10 of the Indenture is amended so that the reference to “the Corporation” therein refer to “Tilray”.

(s)	Section 4.1(a) of the Indenture is amended so that the references to “the Corporation” therein refer to “Tilray”.

(t)	Section 4.1(b) of the Indenture is amended so that the references to “the Corporation” therein refer to “Tilray”.

(u)	Section 4.1(c) of the Indenture is amended so that the references to “the Corporation” therein refer to “Tilray”.

(v)
Section 4.1(d) of the indenture is amended so that (1) the references to “the Corporation” therein (other than references to “the Corporation” for those phrases excepted in subparagraph (2) of this subsection) shall refer to “Tilray”, and (2) notwithstanding the foregoing subparagraph (1) of this subsection, (i) the reference to “the Corporation, its successor, or such purchasing body corporate” therein shall refer to “the Corporation, Tilray, their respective successors, or such purchasing body corporate”, (ii) the reference to “the Corporation and the Warrant Agent” therein shall refer to “the Corporation, Tilray and the Warrant Agent”, and (iii) the reference to “the Corporation, any successor to the Corporation or such purchasing body corporate” therein shall refer to “the Corporation, Tilray, any successor to the Corporation or Tilray, or such purchasing body corporate”.

(w)	Section 4.1(e) of the Indenture is amended so that the references to “the Corporation” therein refer to “Tilray”.

(x)	Section 4.3 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as the case may be”.

(y)
Section 4.4 of the Indenture is amended so that the first and second references to “the Corporation” therein shall refer to “the Corporation and Tilray” and the third reference to “the Corporation, the Warrant Agent, all holders and all other persons” therein shall refer to “the Corporation, Tilray, the Warrant Agent, all holders and all other persons”.

(z)	Section 4.5 of the Indenture is amended so that the references to “the Corporation” therein refer to “Tilray”.

(aa)	Section 4.6 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as the case may be”.

(bb)	Section 4.7 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as the case may be”.

(cc)	Section 4.8 of the Indenture is amended so that the references to “the Corporation” therein refer to “Tilray”.

(dd)	Section 4.9 of the Indenture is amended so that the references to “the Corporation” therein refer to “Tilray”.

(ee)	Section 4.10 of the Indenture is amended so that references to “the Corporation” therein refer to “the Corporation or Tilray, as the case may be”.

(ff)	Section 5.2 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as applicable”.

(gg)	Section 5.4 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation and Tilray, as applicable”.

(hh)	Section 5.5 of the Indenture is amended so that the last reference to “the Corporation” therein refers to “Tilray”.

(ii)	Section 5.6 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation and Tilray, as applicable”.

(jj)	Section 6.2 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation and Tilray”.

(kk)	Section 6.3 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation and Tilray”.

(ll)	Section 8.1 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as the case may be”.

(mm)	Section 8.2 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as the case may be”.

(nn)	Section 9.1 of the indenture is amended so that the reference to “The Corporation and the Warrant Agent” therein shall refer to “The Corporation, Tilray and the Warrant Agent”.

(oo)	Section 9.3 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as applicable”.

(pp)	Section 9.7 of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation and Tilray”.

(qq)	Section 10.1(1) of the Indenture is amended so that the references to “the Corporation” therein refer to “the Corporation or Tilray, as applicable”.

(rr)	Section 10.1(1)(a) of the Indenture is deleted and replaced with the following:

“If to the Corporation or Tilray:
Tilray Brands, Inc.
655 Madison Avenue
19th Floor
New York, New York 10065
Attention: Mitchell Gendel
Email: mitchell.gendel@tilray.com

With a copy (which will not constitute notice) to:
DLA Piper (Canada) LLP
Suite 6000, 1 First Canadian Place
PO Box 367, 100 King Street West
Toronto, ON
M5X 1E2
Attention: Russel Drew
Email: russel.drew@dlapiper.com
If to Tilray’s Transfer Agent:
Pacific Stock Transfer Company
6725 Via Austi Pkwy, Suite 300
Las Vegas, Nevada 89119
Attention: Maria Torres
Email: MTorres@pacificstocktransfer.com
and to:
Odyssey Trust Company
United Kingdom Building
350 – 409 Granville Street
Vancouver BC V6C 1T2
Attention: Paul Keyes
Email: PKeyes@OdysseyTrust.com
2.4	Form of Warrant

The form of Warrant attached as Schedule “A” to the Indenture is hereby amended and from the date hereof is the form of Warrant attached as Schedule “A” to this Supplemental Warrant Indenture, and all Warrants issued after the date hereof shall be in such form. All Warrants issued and outstanding shall be deemed to include the amendments as per Schedule “A”.
ARTICLE 3
MISCELLANEOUS
3.1	Acceptance of Trust

The Warrant Agent accepts the agencies in this Second Supplemental Warrant Indenture and agrees to carry out and discharge the same upon the terms and conditions set out in this Second Supplemental Warrant Indenture and in accordance with the Indenture.
3.2	Confirmation of Indenture

The Indenture as amended and supplemented by this Second Supplemental Warrant Indenture, is hereby confirmed and approved.
3.3	Governing Law

This Second Supplemental Warrant Indenture shall be governed by and be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be binding upon the parties hereto and their respective successors and assigns.

3.4	Counterparts

This Second Supplemental Warrant Indenture may be executed in counterparts, each of which so executed shall be deemed to be an original, and each of such counterparts when taken together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Delivery of an executed copy of this Second Supplemental Warrant Indenture by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Indenture as of the date hereof.
[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Second Supplemental Warrant Indenture under the hands of their proper signatories in that behalf.
48NORTH CANNABIS CORP.

By:	/s/ Joelle Maurais
	Name:	Joelle Maurais
	Title:	President
I have authority to bind the company

TILRAY BRANDS, INC.

By:	/s/ Mitchell Gendel
	Name:	Mitchell Gendel
	Title:	Global General Counsel
I have authority to bind the company

HEXO CORP.

By:	/s/ Rob Godfrey
	Name:	Rob Godfrey
	Title:	Director
I have authority to bind the company

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Brian Howarth
	Name:	Brian Howarth
	Title:	Manager, Corporate Trust
I have authority to bind the company

By:	/s/ Alan Zhang
	Name:	Alan Zhang
	Title:	Associate Trust Officer
I have authority to bind the company

SCHEDULE “A”
FORM OF WARRANT
THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 5:00 P.M. (TORONTO TIME) ON APRIL 2, 2024, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT. CERTAIN ADJUSTMENTS HAVE BEEN MADE TO THIS FORM OF WARRANT TO REFLECT AND GIVE EFFECT TO THE PLAN OF ARRANGEMENT INVOLVING THE ACQUISITION OF ALL OF THE COMMON SHARES OF HEXO CORP. BY TILRAY BRANDS, INC. WITH AN EFFECTIVE DATE OF JUNE 22, 2023 (THE “ARRANGEMENT”).
For all Warrants sold outside the United States and to “qualified institutional buyers” (as defined in Rule 144A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)); registered in the name of the Depository, then include the following legend:
(INSERT IF BEING ISSUED TO CDS) UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO 48NORTH CANNABIS CORP. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.
For Warrants sold in the United States to U.S. “accredited investors” (within the meaning assigned in Rule 501(a) of Regulation D under the U.S. Securities Act) that are not also “qualified institutional buyers” (as defined in Rule 144A under the U.S. Securities Act), include the following legend:
THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF 48NORTH CANNABIS CORP. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (C)(1) OR (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AND THE WARRANT AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

POST-ARRANGEMENT WARRANT OF 48NORTH CANNABIS CORP.
To acquire, upon and after the exercise thereof, Common Shares of
TILRAY BRANDS, INC.
(incorporated pursuant to the laws of the State of Delaware)
Warrant Certificate No. [☐]
Certificate for                                                                            Warrants, each entitling the holder thereof to acquire, post- Arrangement, 0.00073549 of a share of common stock in the capital of Tilray Brands, Inc. (subject to adjustment as provided for in the Warrant Indenture (as defined below))

CUSIP [✁✁✁]

ISIN [✁✁✁]

THIS IS TO CERTIFY THAT, for value received,

(the “Warrantholder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of 48North Cannabis Corp. (the “Corporation”) specified above, and is entitled, upon exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the warrant indenture dated as of April 2, 2019 (which indenture, together with the first supplemental warrant indenture dated September 1, 2021 among HEXO Corp. (“HEXO”), the Corporation and Computershare Trust Company of Canada, as Warrant Agent, the second supplemental warrant indenture dated June 22, 2023 among the Corporation,  HEXO, Tilray Brands, Inc. (“Tilray”) and the Warrant Agent and all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”), to purchase at any time before 5:00 p.m. (Toronto time) (the “Expiry Time”) on April 2, 2024 (the “Expiry Date), 0.00073549 of a share of common stock in the capital of Tilray (each whole share, a “Common Share”), subject to adjustment in accordance with the terms of the Warrant Indenture.
Effective on June 22, 2023 (the “Arrangement Effective Date”), Tilray acquired all of the issued and outstanding common shares of HEXO. Tilray has entered into the second supplemental warrant indenture dated June 22, 2023 among the Corporation, HEXO, Tilray and Computershare Trust Company of Canada, as Warrant Agent, and it has assumed the obligations of the Corporation and HEXO under the Warrant Indenture and, accordingly, any Warrantholder who exercises a Warrant shall be entitled to receive, and shall accept in lieu of each common share in the capital of HEXO to which such holder was previously entitled and for the same consideration, 0.00073549 of a Common Share for the Exercise Price (as defined below), subject to adjustment in accordance with the terms of the Warrant Indenture.
If, at any time prior to the Expiry Date, the volume weighted average trading price of the Common Shares on the TSX equals or exceeds $4,486.82 per Common Share for a period of at least 10 consecutive Trading Days, the Corporation shall be entitled, within 10 days of the occurrence of such event, to deliver a written notice to the Warrantholders and to the Warrant Agent, supplemented by way of a press release issued by the Corporation, accelerating the Expiry Date of the Warrants to the date that is 30 days following the date of such notice (the “Accelerated Expiry Date”). Any unexercised Warrants shall automatically expire at the end of the Accelerated Expiry Date.
The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:
(a)	duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

(b)
surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form to the Warrant Agent at the principal office of the Warrant Agent, in the City of Vancouver or the City of Toronto, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.
Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for 0.00073549 of a Common Share upon the exercise of each Warrant shall be $1.72 (the “Exercise Price”).
Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased. No fractional Common Shares will be issued upon exercise of any Warrant. Any fractional Warrants shall be rounded down to the nearest whole number and no consideration shall be paid for any such fractional Warrant.
This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of the Warrant Indenture to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. Capitalized terms used but not defined in the Warrant Certificate have the meanings ascribed thereto in the Warrant Indenture. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.
On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Common Shares as are purchasable under the Warrant Certificate(s) so exchanged.
Neither the Warrants nor the Common Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or U.S. state securities laws. Other than by an original U.S. purchaser that purchased the Warrants directly from the Corporation, these Warrants may not be exercised in the “United States” (as such term is defined in Regulation S under the U.S. Securities Act) or by or on behalf of, or for the account or benefit of, a “U.S. Person” (as such term is defined in Regulation S under the U.S. Securities Act) (a “U.S. Person”) or a person in the United States unless the Warrants and the Common Shares issuable upon exercise of the Warrants have been registered under the U.S. Securities Act and the applicable state securities legislation or an exemption from such registration requirements is available.
The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.
The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants entitled to purchase a specific majority of the Common Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.
Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Vancouver British Columbia or Toronto, Ontario, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated. Such transfer shall occur, upon the surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.
This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.
The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu’elles ont exigé que la présente  convention,  de  même  que  tous  les  documents  s’y  rapportant,  soient  rédigés  en  anglais.
IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of:
48NORTH CANNABIS CORP.

By:
Authorized Signatory

Countersigned and Registered by

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signatory

By:
Authorized Signatory